FIRST AMENDMENT TO THE
AMENDED AND RESTATED
HOME BANK
SALARY CONTINUATION AGREEMENT

This Amendment (“Amendment”) is entered into as of the 23rd day of May 2022, by and between Home Bank, N.A. (the “Bank”) and Darren G. Guidry (the “Executive”).

WITNESSETH

WHEREAS, the Bank and the Executive previously entered into an Amended and Restated Salary Continuation Agreement, dated as of May 20, 2019 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement in order to change the amount of benefit, as provided in Section 2.1.1 and 2.3.1 thereof.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Amount of Benefit. The annual benefit under Section 2.1.1 is One Hundred Twenty-Five Thousand Dollars ($125,000).

2. Amount of Benefit. The benefit under Section 2.3.1 is an amount equal to the greater of (i) the Accrual balance as of the end of the Plan Year immediately preceding Executive’s Separation from Service or (ii) Three Hundred Thousand Dollars ($300,000).

3. Except to the extent expressly amended hereby, the Agreement shall continue unmodified and shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first written above.

ATTEST: HOME BANK, N.A.

By: /s/ Daniel G. Guidry         By: /s/ John W. Bordelon
Daniel G. Guidry John W. Bordelon
Corporate Secretary Chairman, President and Chief Executive Officer

EXECUTIVE

/s/ Darren E. Guidry
Darren E. Guidry